Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

This Separation Agreement and General Release of Claims (this “Agreement”) is entered into by and between Thomas P. Smith (“Employee”) and Wrap Technologies, Inc. (the “Company”).

BACKGROUND

Reference is made to the At-Will Employment, Confidential Information, Non-Compete/Non-Solicitation, Invention Assignment and Arbitration Agreement effective as of September 8, 2020 by and between Employee and the Company (the “Restrictive Covenant Agreement”).

Employee’s employment with the Company ended due to Employee’s resignation as of the Resignation Date (as defined below).

The parties wish for Employee to receive the severance benefits as set forth in this Agreement, which benefits are conditioned upon Employee’s timely execution of this Agreement and Employee’s compliance with the terms of this Agreement.

The parties wish to resolve any and all claims that Employee has or may have against the Company or any of the other Company Parties (as defined below), including any claims that Employee may have arising out of Employee’s employment or the end of such employment.

AGREEMENT

In consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby acknowledge and agree as follows:

1.    Resignation from Employment; Board Resignation. Employee’s employment with the Company ended due to Employee’s resignation on January 24, 2022 (the “Resignation Date”). As of the Resignation Date, Employee did not have any further employment relationship with the Company or any other Company Party. Employee acknowledges and agrees that, as of the Resignation Date, Employee resigned as: (a) an officer of the Company and each affiliate of the Company for which Employee served as an officer; and (b) from the Board of Directors of the Company. For the avoidance of doubt, Employee acknowledges and agrees that as of the Resignation Date, he no longer served as an officer or director of the Company or any of its affiliates.

2.    Separation Benefits. Provided that Employee signs this Agreement on the Resignation Date and abides by each of Employee’s commitments set forth herein, then the Company will:

(a)    Make severance payments to Employee in a total amount equal to $300,000, which amount represents nine (9) months’ worth of Employee’s base salary as in effect immediately prior to the Resignation Date, (such total severance payments being referred to as the “Severance Payment”), which Severance Payment shall be paid in substantially equal installments on the Company’s regular payroll dates between the Resignation Date and the date that is nine (9) months following the Resignation Date;

(b)    Amend the terms and conditions of any equity-based awards granted to Employee pursuant to the Company’s Amended 2017 Equity Compensation Plan, as amended June 22, 2021 (the “Equity Plan”), to provide that any equity-based awards outstanding on the Resignation Date will continue to vest in accordance with their terms through December 31, 2022 as if Employee had remained an employee of the Company through December 31, 2022. Any equity-based incentive awards that do not vest in accordance with their terms (as amended by this Section 2(b) on or prior to December 31, 2022 will be immediately forfeited for no consideration on December 31, 2022 and Employee will cease to have any rights thereunder;

(c)    Amend the terms and conditions of any stock options granted to Employee pursuant to the Company’s Equity Plan to provide that Employee may exercise any vested options (which shall include any stock options that are vested on the Resignation Date and any stock options that become vested in accordance with Section 2(b) hereof following the Resignation Date) through the earlier of (i) the first anniversary of the Resignation Date and (ii) the expiration date of such stock option;

(d)    Provide Employee with a one-time payment of $100,000, which payment shall be provided in a lump sum no later than March 3, 2022; and

(e)    During the portion, if any, of the period commencing on the Resignation Date and ending on December 31, 2022 (the “Reimbursement Period”) that Employee elects to continue coverage for Employee and Employee’s eligible dependents, if any, under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), reimburse Employee for the portion of the amount Employee pays to effect and continue such coverage that otherwise would have been paid by the Company had Employee remained an employee of the Company during the Reimbursement Period (the “COBRA Reimbursements”), which COBRA Reimbursements will be made by the Company to Employee consistent with the Company’s normal expense reimbursement policy. Employee acknowledges and agrees that the election of continuation coverage pursuant to COBRA and providing any premiums due to the Company with respect to such continuation coverage will remain Employee’s sole responsibility.

3.    Satisfaction of All Leaves and Payment Amounts; Prior Rights and Obligations. Employee expressly acknowledges and agrees that Employee has received all leaves (paid and unpaid) to which Employee has been entitled during Employee’s employment with the Company or any other Company Party, and Employee has received all wages, bonuses and other compensation, been provided all benefits and been afforded all rights and been paid all sums that Employee is owed or has been owed by the Company or any other Company Party, including all payments arising out of all incentive plans and any other bonus arrangements (including the Restrictive Covenant Agreement). Notwithstanding the foregoing, Employee remains entitled to receive (if still unpaid as of the date that Employee signs this Agreement) Employee’s base salary for services performed in the pay period in which the Resignation Date occurred. For the avoidance of doubt, Employee had no right to the consideration described in Section 2 above (or any portion thereof) but for Employee’s entry into this Agreement and satisfaction of the terms herein.

4.    General Release of Claims.

(a)    For good and valuable consideration, including the consideration provided under Section 2 (and any portion thereof), Employee hereby releases, discharges and forever acquits the Company, its affiliates and each of the foregoing entities’ respective past, present and future affiliates, stockholders, members, partners, directors, officers, managers, employees, agents, attorneys, heirs, successors and representatives, in their personal and representative capacities, as well as all employee benefit plans maintained by the Company or any of its respective affiliates or subsidiaries and all fiduciaries and administrators of any such plans, in their personal and representative capacities (collectively, the “Company Parties”), from liability for, and Employee hereby waives, any and all claims, damages, demands, or causes of action of any kind that Employee has or could have, whether known or unknown, against any Company Party, including any and all claims, damages, demands, or causes of action relating to Employee’s employment relationship with any Company Party, the termination of such employment relationship, or any other acts or omissions related to any matter occurring or existing on or prior to the date that Employee executes this Agreement, including, (i) any alleged violation through such date of: (A) the Family and Medical Leave Act of 1993; (B) Title VII of the Civil Rights Act of 1964; (C) the Civil Rights Act of 1991; (D) Sections 1981 through 1988 of Title 42 of the United States Code; (E) the Americans with Disabilities Act of 1990; (F) the Employee Retirement Income Security Act of 1974 (“ERISA”); (G) the Immigration Reform Control Act; (H) the Americans with Disabilities Act of 1990; (I) the Occupational Safety and Health Act; (J) the National Labor Relations Act; (K) any federal, state or local anti-discrimination or anti-retaliation law; (L) any federal, state or local wage and hour law; (M) any other local, state or federal law, regulation or ordinance, including the Arizona Employment Protection Act, the Arizona Civil Rights Act, the Arizona Occupational Health and Safety Act, and the Arizona Medical Marijuana Act; and (N) any public policy, contract, tort, or common law claim; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in, or with respect to, a Released Claim; (iii) any and all rights, benefits or claims Employee may have under any employment contract (including the Restrictive Covenant Agreement), incentive compensation plan or equity-based plan with any Company Party; (iv) any claim (whether direct or derivative) arising from, or relating to, Employee’s status as a holder of any interests in the Company or any of its subsidiaries; and (v) any claim for compensation or benefits of any kind not expressly set forth in this Agreement (collectively, the “Released Claims”). THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.

(b)    The Released Claims do not include any claims to the consideration described in Section 2 above or any rights that may first arise after the date that Employee executes this Agreement nor any claim to enforce the terms of this Agreement. In no event shall the Released Claims include any claim to vested benefits under an employee benefit plan of the Company that is subject to ERISA. Further notwithstanding this release of liability, nothing in this Agreement prevents Employee from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (“EEOC”) or other governmental agency or participating in any investigation or proceeding conducted by the EEOC, Securities and Exchange Commission, or other governmental agency or cooperating with such agency; provided, however, that Employee is waiving (to the extent permitted by law) any and all rights to recover any monetary or personal relief from a Company Party as a result of such EEOC or other governmental agency proceeding or subsequent legal actions. Nothing herein releases Employee’s right to receive an award for information provided to a governmental agency.

(c)    Employee hereby represents and warrants that, as of the time Employee executes this Agreement, Employee has not brought or joined any lawsuit or filed any charge or claim against any of the Company Parties in any court or before any government agency or arbitrator for or with respect to a matter, claim or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Employee signs this Agreement. Employee hereby further represents that Employee has not assigned, sold, delivered, transferred or conveyed any rights Employee has asserted or may have against any of the Company Parties to any person or entity, in each case, with respect to any Released Claims.

5.    Employee’s Acknowledgements. By executing and delivering this Agreement, Employee expressly acknowledges that:

(a)    Employee has carefully read this Agreement;

(b)    Employee has had sufficient time to review and consider this Agreement before the execution and delivery hereof to the Company;

(c)    Employee has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney of Employee’s choice and Employee has had adequate opportunity to do so prior to executing this Agreement;

(d)    Employee fully understands the final and binding effect of this Agreement; the only promises made to Employee to sign this Agreement are those stated within the four corners of this document; and Employee is signing this Agreement knowingly, voluntarily and of Employee’s own free will, and that Employee understands and agrees to each of the terms of this Agreement; and

(e)    No Company Party has provided any tax or legal advice regarding this Agreement and Employee has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Employee’s own choosing such that Employee enters into this Agreement with full understanding of the tax and legal implications thereof.

6.    Affirmation of Covenants; Non-Disparagement.

(a)    Employee acknowledges and agrees that in connection with Employee’s employment with the Company, Employee has obtained Company Confidential Information (as defined in the Restrictive Covenant Agreement), and that Employee has continuing obligations to the Company and the other Company Parties pursuant to Sections 2, 3, and 7 of the Restrictive Covenant Agreement (the “Continuing Covenants”). In entering into this Agreement, Employee acknowledges the continued effectiveness and enforceability of the Restrictive Covenants and expressly reaffirms Employee’s commitment to abide by the terms and conditions of the Continuing Covenants.

(b)    Employee agrees not to disparage the Company or any other, Company Party or otherwise take any action which could reasonably be expected to adversely affect the personal or professional reputation of any Company Party. No later than the Resignation Date, the Company will instruct its directors and executive officers not to disparage Employee. This Agreement will not prohibit Employee or any Company Party from making any disclosure required by law, engaging in the legal process, making disclosures to governmental authorities or otherwise permitted as set forth in Section 11 of the Restrictive Covenant Agreement, or providing truthful testimony in response to a subpoena or in any legal proceeding.

7.    Continued Cooperation. Following the Resignation Date, Employee agrees to cooperate fully with the Company and each of its affiliates regarding any matter, event, or issue relating to Employee’s employment with the Company, occurring during Employee’s employment with the Company, or relating to Employee’s knowledge of the Company and its business. Employee acknowledges and agrees that such cooperation shall include, without limitation, being available to meet with the Company or its attorneys, investors, customers, suppliers, or other third parties; preparing for, traveling to, attending, and participating in any proceeding; serving as a witness in connection with any litigation or other legal proceeding affecting the Company or any of its affiliates; providing truthful affidavits, declarations, and testimony; and assisting with any audit, inspection, or other inquiry. In performing such services, Employee agrees to cooperate with the Company in all respects. If any inquiry is made of Employee regarding Company matters, including from customers, vendors, employees, or other third-parties, Employee agrees to direct such inquiries to an individual (or individuals) directed in writing by the Company, which individuals as of the Resignation Date shall be Bill Varner or Lawrence Hirsh. In seeking Employee’s cooperation in conformance with this paragraph, the Company agrees to do so in a reasonable manner that avoids disruptions to Employee’s business or personal obligations. The Company shall pay reasonable expenses that are pre-approved by the Company and incurred by Employee, as necessary for Employee to comply with this provision.

8.    Entire Agreement; Amendments. This Agreement (and, as referenced herein, the Restrictive Covenant Agreement) constitutes the entire agreement between the parties with respect to the matters herein provided; provided, however, this Agreement is in addition to and complements (and does not supersede or replace) all of Employee’s obligations to the Company and the other Company Parties with regard to confidentiality, non-disclosure, and return of property (regardless of whether such obligations arise by contract, statute, common law, or otherwise). No modifications or waiver of any provision hereof shall be effective unless in writing and signed by each party.

9.    Governing Law and Arbitration. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law. Any dispute arising out of or relating to this Agreement shall be subject to the arbitration and dispute resolution provisions set forth in Section 9 of the Restrictive Covenant Agreement. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY OR A COURT TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

10.    Assignment; Third-Party Beneficiaries. This Agreement is personal to Employee and may not be assigned by Employee. The Company has the right to assign this Agreement to any affiliate or successor. This Agreement inures to the benefit of the successors and assigns of the Company, who are intended third party beneficiaries of this Agreement. Each Company Party that is not a signatory hereto is an intended third-party beneficiary of Employee’s release and representations herein, and shall be entitled to enforce such release and representations as if a party hereto.

11.    Headings; Interpretation. Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. Unless the context requires otherwise, all references herein to laws, regulations, contracts, agreements, instruments and other documents shall be deemed to refer to such laws, regulations, agreements, instruments and other documents as they may be amended, supplemented, modified and restated from time to time, and references to particular provisions of laws or regulations include a reference to the corresponding provisions of any succeeding law or regulation. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” The words “herein”, “hereof”, “hereunder” and other compounds of the word “here” shall refer to the entire Agreement, including exhibits, and not to any particular provision hereof. All references to “including” shall be construed as meaning “including without limitation.” Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.

12.    Return of Property. Employee represents and warrants that Employee has returned to the Company all property belonging to the Company and any of its affiliates, including all computer files and other electronically stored information, client materials, electronically stored information and other materials provided to Employee by the Company or any of its affiliates in the course of Employee employment and Employee further represents and warrants that Employee has not maintained a copy of any such materials in any form.

13.    No Waiver. No failure by any party at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

14.    Severability and Modification. To the extent permitted by applicable law, any term or provision of this Agreement (or part thereof) that renders such term or provision (or part thereof) or any other term or provision (or part thereof) of this Agreement invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such severance or modification shall be accomplished in the manner that most nearly preserves the benefit of the parties’ bargain hereunder.

15.    Withholding of Taxes and Other Employee Deductions. The Company may withhold from any payments made pursuant to this Agreement all federal, state, local, and other taxes and withholdings as may be required pursuant to any law or governmental regulation or ruling.

16.    Counterparts. This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

17.    Section 409A. Neither this Agreement nor the payments provided hereunder are intended to constitute “deferred compensation” subject to the requirements of Section 409A of the Internal Revenue Code of 1986 and the Treasury regulations and interpretive guidance issued thereunder (collectively, “Section 409A”), and this Agreement shall be construed and administered in accordance with such intent. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Notwithstanding the foregoing, the Company makes no representations that this Agreement or the payments provided under this Agreement complies with or is exempt from the requirements of Section 409A and in no event shall the Company or any other Company Party be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

[Signatures begin on the following page]

The parties have executed this Agreement with the intent to be legally bound.

THOMAS P. SMITH

__________________________________

Thomas P. Smith

Date: ______________________________

WRAP TECHNOLOGIES, INC.

By: _______________________________

Name: _____________________________

Title: ______________________________

Date: ______________________________